UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2021

CROWN HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	000-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 Township Line Road
Yardley, Pennsylvania 19067
(215) 698-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock $5.00 Par Value	CCK	New York Stock Exchange
7 3/8% Debentures Due 2026	CCK26	New York Stock Exchange
7 1/2% Debentures Due 2096	CCK96	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 8, 2021, Crown Holdings, Inc. (the “Company”) entered into a Share and Asset Purchase Agreement (the “Purchase Agreement”), which provides for the sale (the “Transaction”) by the Company and certain of its subsidiaries of the Company’s European tinplate business (the “Business”) to Kouti B.V., an affiliate of KPS Capital Partners LP (the “Purchaser”). In connection with the Transaction, the Company will retain a 20% minority interest in the Business.

The Transaction values the Business at an enterprise value of €2.25 billion, and the Company expects to receive pre-tax proceeds of approximately €1.9 billion from the Transaction. The Purchase Agreement contains, among other things, representations and warranties of the Company and the Purchaser, covenants, indemnities and termination rights.

The completion of the Transaction is subject to the fulfillment of various conditions, including, among others, receipt of approvals from antitrust regulators in certain jurisdictions. The completion of the Transaction is not subject to a financing or funding condition and the Purchaser has agreed to take all steps necessary to avoid or eliminate any impediment under competition law. Completion of the Transaction is expected during the third quarter of 2021. However, given the number of jurisdictions in which antitrust approval is required, there is no assurance that the Transaction can be completed on that timeframe.

The Purchase Agreement permits either the Company or the Purchaser to terminate the Purchase Agreement if the closing conditions have not been satisfied by October 8, 2021.

The foregoing description of the Purchase Agreement does not purport to be complete and, in the case of the Purchase Agreement, is qualified in its entirety by the full text of the Purchase Agreement attached hereto as Exhibit 2.1, which is hereby incorporated by reference herein.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Purchaser or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all other information in this Form 8-K consists of forward-looking statements. These forward-looking statements involve a number of risks, uncertainties and other factors, including the expected completion of the Transaction, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Other important factors that could cause the statements made in this Form 8-K or the actual results of operations or financial condition of the Company to differ include, without limitation, that the completion of the Transaction is subject to a number of conditions. There can be no assurance that the Transaction will be completed as described herein or at all. Other important factors are discussed under the caption “Forward Looking Statements” in the Company’s Form 10-K Annual Report for the year ended December 31, 2020 and in subsequent filings made prior to or after the date hereof. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

Exhibit 2.1	Share and Asset Purchase Agreement, dated as of April 8, 2021, by and among the Company, Crown Cork & Seal Deutschland Holdings GmbH, Blitz F21-387 GmbH, Kouti B.V. and Macsco 20.10 Limited

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2021

CROWN HOLDINGS, INC.

By:	/s/ David A. Beaver
Name:	David A. Beaver
Title:	Vice President and Corporate Controller